UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2004

HOST MARRIOTT CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-14625	53-0085950
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices and Zip Code)

(240) 744-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective November 9, 2004, the Board of Directors of Host Marriott Corporation amended and restated the Corporation’s Bylaws. The following is a summary of changes effected by the amended Bylaws.

GENERAL

The amended Bylaws include certain changes to the language either for clarification purposes or to be consistent with the Maryland General Corporation Law.

ARTICLE I - OFFICES

Article I was amended to clarify that the Corporation’s principal office is required to be located in the State of Maryland but that the Corporation could have other offices, including executive and principal offices, located elsewhere.

ARTICLE II – MEETINGS OF STOCKHOLDERS

Special Meetings of Stockholders. The amended Bylaws add the chief executive officer and chair of the Board to the list of officers who have the authority to call special meetings of the stockholders and clarify the procedures relating to stockholder requested special meetings by specifying (a) the procedures by which stockholders may request a record date for determining stockholders entitled to request a special meeting, (b) the time frame for the Board to fix such record date, (c) who is responsible for the costs of preparing and mailing the notice of special stockholders meetings, (d) that the Board has the authority to set the time, date and place of special stockholders meetings, (e) under what circumstances a notice of a special stockholders meeting may be revoked, and (f) methods by which the Board may seek verification of the validity of a stockholder request for a special meeting. The former Bylaws had no comparable provision establishing procedures for stockholder requested special meetings.

Notice of Meetings of Stockholders and Proxies. The amended Bylaws clarify that delivery of meeting notices to stockholders may be by any means permitted by Maryland law, including electronic delivery methods. The former Bylaws did not clearly specify such delivery methods. The amended Bylaws also provide that stockholder proxies no longer need be in writing, which will permit stockholders to vote at meetings by telephonic or electronic methods.

Organization and Conduct of Meetings of Stockholders; Quorum. The amended Bylaws establish the powers of the chair of the meeting of stockholders, which include the power to limit attendance at stockholders meetings to stockholders of record and their duly authorized proxies, to limit the time allotted to questions or comments by attendees, to determine when polls should be opened and closed and to recess or adjourn a stockholders meeting. The amended Bylaws also give the stockholders present at a meeting of stockholders that has been duly called and convened, the power to continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The former Bylaws did not include comparable provisions.

Inspectors. The amended Bylaws allow the Board, in advance of a meeting of stockholders, to appoint inspectors and for the person presiding at the meeting of stockholders to appoint inspectors if the Board does not do so. The former Bylaws granted the chair of the Board such power. The amended Bylaws also set forth, in greater detail, the procedures for inspecting stockholder votes, such as determining the number of shares outstanding and the voting power of each, the shares represented at the meeting and the existence of a quorum.

Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals. The amended Bylaws also address the issue of timely notice in the event that the Board increases or decreases the number of directors and there is no announcement of this action at least 130 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting. The Bylaws grant stockholders an additional 10 days to make nominations for director with respect to the new directorships.

The amended Bylaws require that certain information be included in any stockholder nominations, including disclosure with respect to “stockholder associated persons,” defined to include persons under direct or indirect common control, or acting in concert with, a stockholder for such purposes.

With regard to special meetings, the amended Bylaws provide that, to be timely, stockholder notices regarding director nominations and proposals in connection with a special meeting must be delivered to the secretary not earlier than the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or the tenth day following the day on which public announcement is first made. The former Bylaws set the notice requirement timeframe at 90 and 60 days, respectively.

The amended Bylaws also require a stockholder proposing a nominee for election as a director or any other proposal for business to provide written verification, upon written request of the secretary, the Board, or any committee of the Board, of the accuracy of any information submitted by the stockholder. The former Bylaws did not contain comparable provisions.

Stockholders’ Consent in Lieu of Meeting. The amended Bylaws clarify that stockholder consents be provided by writing or by electronic transmission, as permitted by Maryland law.

ARTICLE III – MEETINGS OF DIRECTORS

Number of Directors. The amended Bylaws mirror the language in the Corporation’s Charter regarding the range of the number of directors the Corporation may have. The former Bylaws did not specify the range.

Special Board Meetings. The amended Bylaws add the chief executive officer to the list of individuals who may call a special meeting of the Board. The amended Bylaws also allow the Board to provide, by resolution, the time and place of the special meeting without other notice than such resolution. The former Bylaws did not include such a provision.

Voting. The amended Bylaws provide that if enough directors have withdrawn from a meeting so as to leave less than a quorum but the meeting has not been adjourned, then the action of the majority of that number of directors necessary to constitute a quorum at such meeting will constitute the action of the directors. The former Bylaws did not contain such a provision.

Consent by Directors Without a Meeting. The amended Bylaws provide that written consent by directors may be given via electronic transmission in addition to a signed writing as was provided in the former Bylaws.

Vacancies. The amended Bylaws, in accordance with the Corporation’s Charter, provide the stockholders (by a two-thirds vote) the right to fill a vacancy resulting from the removal of a director by stockholders and specify separate procedures for filling a vacancy resulting from an increase in the number of directors or a vacancy among directors elected by a class or series of stock. The former Bylaws provided that all vacancies were to be filled by a majority of the directors.

Compensation. The amended Bylaws eliminate the provision in the former Bylaws that authorized loans to directors and officers because such loans are prohibited under the Sarbanes-Oxley Act of 2002.

ARTICLE IV – COMMITTEES

Number. The amended Bylaws permit one-director committees, which is consistent with Maryland law. The former Bylaws required that at least three directors serve on each committee. In addition, the amended Bylaws eliminate references to the Executive Committee found in the former Bylaws and add a reference to a Nominating and Corporate Governance Committee to accurately reflect the Corporation’s standing committees. The amended Bylaws also eliminate the independent director committee requirements in the former Bylaws as such requirements are included in the charters of the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Committee Meetings. The amended Bylaws provide that a majority of the members of a committee, rather than one-third of the members of a committee, as provided in the former Bylaws, constitutes a quorum. The amended Bylaws also allow a majority of committee members to appoint a substitute committee member to act in place of an absent member rather than requiring unanimity as was provided in the former Bylaws.

Consent By Committees Without a Meeting. The amended Bylaws add a new provision to the effect that written consents by committee members may be given via electronic transmission in addition to a signed writing.

Emergencies. The amended Bylaws provide that, in the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers, two or more members of the Board shall constitute a committee for purposes of taking action. The former Bylaws allowed such action by an Executive Committee, which no longer exists.

ARTICLE V – OFFICERS

Removal and Resignation. The amended Bylaws clarify that the Board may remove an officer with or without cause if the Board deems it in the best interests of the Corporation. The former Bylaws did not provide such clarification.

President. The amended Bylaws no longer require that the president be an ex officio member of all committees of the Board because of the New York Stock Exchange’s rules on independence.

ARTICLE VII – STOCK

The amended Bylaws clarify that the Corporation is permitted to issue uncertificated shares of stock and set forth the information that must be provided to record holders of such shares.

ARTICLE XII - INDEMNIFICATION

The amended Bylaws provide the Corporation with the flexibility to indemnify and advance reasonable expenses to its directors, officers, agents and employees to the maximum extent available under Maryland law. The former Bylaws did not provide indemnification for agents.

The amended Bylaws are attached as Exhibit 3.1 hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS
3.1	Bylaws of Host Marriott Corporation, as amended and restated as of November 9, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 15, 2004	HOST MARRIOTT CORPORATION

	By:	/S/ LARRY K. HARVEY
Larry K. Harvey Senior Vice President and Corporate Controller